SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 2, 2002

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

Pacific Gas and Electric Company Bankruptcy

A. Amended and Restated Settlement and Support Agreement, Payment of Interest and Claims

            As previously disclosed, on February 12, 2002, PG&E Corporation, its subsidiary, Pacific Gas and Electric Company (Utility), and certain of the Utility’s senior debtholders (Senior Debtholders) entered into a Settlement and Support Agreement, subject to approval of the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court), among other conditions.  Under the agreement, Senior Debtholders agreed to withdraw their objections to PG&E Corporation’s and the Utility’s plan of reorganization (Plan) and disclosure statement, to support confirmation of the Plan, and to vote their claims in favor of the Plan.  PG&E Corporation and the Utility agreed to pay the Senior Debtholders pre- and post-petition interest on the principal amount of such claims at certain rates of interest that differ from the rates originally proposed in the Plan. In addition, the agreement provided that the interest rate would increase if the effective date of the Plan has not occurred by certain dates.  After a Bankruptcy Court hearing held on March 25, 2002, the parties agreed to make certain modifications to the agreement.  On March 27, 2002, the Bankruptcy Court approved the Amended and Restated Settlement and Support Agreement (Amended Agreement).

            The original agreement has been amended to:  (i) delete the voting restrictions with respect to alternative plans of reorganization; and (ii) allow the Senior Debtholders to meet and confer with other parties, discuss, negotiate, consider and vote for and express a preference for alternative plans of reorganization, provided that the Senior Debtholders must vote for the Plan.

            In addition, the Amended Agreement no longer contains a condition to effectiveness that holders of at least $3 billion in Class 5 Claims (as such term is defined in the Plan) become parties to the Amended Agreement or a substantially similar agreement.

            Under the Amended Agreement, interest rates will not be fixed as part of the Senior Debtholders’ allowed claims.  Rather, any payment of pre-petition interest and post-petition interest made to the Senior Debtholders at the rates agreed upon in the Amended Agreement generally can be re-characterized as a payment on principal under the following circumstances:  (i) if the Utility is determined to be insolvent, pursuant to a final order of the Bankruptcy Court; and (ii) if the Plan is not confirmed and another plan of reorganization is confirmed, in which case any payments of interest made to Senior Debtholders before confirmation may be re-characterized by the proponent of such confirmed plan of reorganization as a partial payment of principal to the extent such pre-confirmation payments exceed the amount of interest otherwise required to be paid to such Senior Debtholders under the terms of the confirmed plan.  In such event, the Senior Debtholders reserve their right to object to any such plan of reorganization and the treatment of their claims under such plan.

            The Amended Agreement provides that the Senior Debtholders will be paid pre- and post-petition interest within ten days after the Bankruptcy Court approves the disclosure statement related to the Plan.

            On March  27, 2002, the Bankruptcy Court also authorized payment of pre- and post-petition interest to holders of certain undisputed claims, including creditors holding certain financial instruments issued by the Utility, trade creditors, and other general unsecured creditors, and authorized payment of fees and expenses of indenture trustees and other paying agents (subject to a procedure to permit objections to fees to be made and resolved).  The Utility expects that payments pursuant to this authorization will be approximately $700 million by July 30, 2002, based on the claim amounts estimated in the Disclosure Statement and Plan of Reorganization.  The actual amount paid may be different, depending on the amount of claims ultimately allowed by the Bankruptcy Court.

            Finally, on March 25, 2002, the Bankruptcy Court authorized the Utility to pay the principal amount of all undisputed creditor claims that are $5,000 or less, and undisputed mechanics’ lien and reclamation claims, for an aggregate amount of approximately
$22 million.  These amounts will be paid on or before July 30, 2002.

            As the Utility has been accruing interest on its pre-and post-petition debt, the payment of such interest pursuant to the Amended Agreement and to the holders of undisputed claims is not expected to have an adverse material impact on its financial condition or results of operation.

B.  Appeal of Rejection of Express Preemption Theory to Implement Proposed Plan of Reorganization

            As previously disclosed, the Bankruptcy Court in a February 7, 2002 memorandum decision rejected PG&E Corporation's and the Utility's argument that federal bankruptcy law permitted express preemption of state and local laws to implement its proposed plan of reorganization.   On March 18, 2002, the Bankruptcy Court entered an order disapproving the First Amended Disclosure Statement for the reasons set forth in its February 7, 2002 decision, found that there was no just reason to delay review of its ruling on express preemption but that the other issues addressed in its February 7, 2002 ruling remained subject to further litigation and thus were reserved for final rulings in connection with the plan confirmation process, and directed the clerk to enter its March 18 order as a final judgment.  Thereafter, on March 22, 2002, PG&E Corporation and the Utility filed a Notice of Appeal from the Bankruptcy Court's March 18, 2002 order and elected to have the appeal heard by the United States District Court.

C.  Schedule

            On March 26, 2002, the Bankruptcy Court set the following schedule:

            April 3, 2002 - PG&E Corporation’s and the Utility’s amended disclosure statement and Plan are due.

            April 11, 2002  – Next hearing on PG&E Corporation’s and the Utility’s disclosure statement.

            April 15, 2002  – The California Public Utilities Commission's (“CPUC”) proposed alternative plan of reorganization and disclosure statement are due.

            April 24, 2002  – Next and tentatively final hearing on PG&E Corporation’s and the Utility’s disclosure statement.  A status conference on the CPUC’s disclosure statement and plan of reorganization also will be held.

            May 3, 2002 – Objections to the CPUC’s disclosure statement are due.

            May 9, 2002 – Hearing on objections to the CPUC’s disclosure statement.

            June 17, 2002 - Target date for the beginning of solicitation for the competing plans of reorganization.

D.  Monthly Operating Report

            On April 1, 2002, the Utility filed its monthly operating report for the month ended February 28, 2002, with the Bankruptcy Court. The Utility's monthly operating report includes an unaudited income statement for the month and an unaudited balance sheet dated as of the end of the month. These unaudited financial statements are attached as Exhibit 99 to this report. Although not included in Exhibit 99, the monthly operating report also includes a statement of receipts and disbursements, as well as other information. The preliminary financial statements were prepared using certain assumptions and estimates that are subject to revision. Any adjustments for these estimates (based upon changes in facts and circumstances, further analysis, and other factors) will be reflected in the financial statements in the period during which such adjustments are made. These adjustments could have a material impact on reported results in the future.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

            Exhibit 99 - Pacific Gas and Electric Company Income Statement for the month ended February 28, 2002, and Balance Sheet dated February 28, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: /s/ BRUCE R. WORTHINGTON

BRUCE R. WORTHINGTON Senior Vice President and General Counsel

PACIFIC GAS AND ELECTRIC COMPANY
By: /s/ DINYAR B. MISTRY

DINYAR B. MISTRY Vice President and Controller

Dated:  April 2, 2002